UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.
Date of Report: (Date of Earliest Event Reported) June 15, 2007
PANHANDLE OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 North Grand Blvd., Suite 300
Oklahoma City, OK (Address of principal executive offices)	73112 (Zip code)
(405) 948-1560
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Enters Into A Material Definitive Agreement
     The board of directors of Panhandle Oil and Gas Inc. (the “Company”) agreed to enter into Amended Indemnification Agreements with members of the Company’s board of directors and executive officers effective June 15, 2007. The Company’s Amended and Restated Bylaws require the Company to indemnify and advance expenses to its directors for litigation and other claims asserted against directors and officers.
     The Amended Indemnification Agreement updates the provisions of the current Indemnification Agreement to provide in the Amended Indemnification Agreement for the indemnification of, and the advancing of, expenses to the directors and officers to the broadest and fullest extent permitted by law and to the extent insurance is maintained, for the continued coverage of the directors and officers under the directors and officers liability insurance policy of the Company.
ITEM 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit
Number	Description
10	Form Of Amended Indemnification Agreement Effective June 15, 2007 With Directors And Officers
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.
By:	/s/ Michael C. Coffman
Michael C. Coffman,
Co-President and CFO

DATE: June 19, 2007

EXHIBIT INDEX

Exhibit
Number	Description
10	Form Of Amended Indemnification Agreement Effective June 15, 2007 With Directors And Officers

3